Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Willis Lease Finance Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-15343, 333-48258, 333-63830, 333-109140, 333-118127, 333-142914, 333-170049) on Form S-8 of Willis Lease Finance Corporation of our reports dated March 15, 2017, with respect to the consolidated balance sheets of Willis Lease Finance Corporation and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, redeemable preferred stock and shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and related financial statement schedules I and II, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appears in the December 31, 2016 annual report on Form 10-K of Willis Lease Finance Corporation.

/s/ KPMG LLP
San Francisco, California
March 15, 2017